UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024

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VirExit Technologies, Inc
(Exact name of registrant as specified in its charter)

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Wyoming	000-55558	46-3754609
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

719 Jadwin Ave, Richland, WA 99352

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 509-531-1671

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	VXIT	N/A

Item 8.01 Other Events.

On May 5, 2024, VirExit Technologies Inc. ("VirExit") entered into a Joint Venture Agreement with Early Ventures Group ("Early Ventures"), collectively referred to as the "Joint Venturers" or the "Parties." The principal terms of the Joint Venture are summarized as follows:

1. Joint Venture Name and Purpose

The Joint Venture will operate under the name VirExit Technologies Inc. The primary purpose of the Joint Venture is to market and sell a product named MaxClean. Each party owns a fractional interest in the Joint Venture, with VirExit holding a 60% interest and Early Ventures holding a 40% interest.

2. Principal Place of Business and Term

The principal place of business for the Joint Venture is located at 719 Jadwin Ave, Richland, Washington 99352. The Joint Venture shall commence on May 5, 2024, and continue until May 6, 2028, unless dissolved earlier upon the sale or disposal of the Joint Venture's assets and satisfaction of all debts.

3. Capital Contributions

VirExit has contributed $50,000 payable in VXIT Common Stock, while Early Ventures has not contributed any initial capital. The Joint Venturers may agree to make additional capital contributions as needed.

4. Profit and Loss Distribution

Profits and losses will be distributed based on the respective percentage interest in the Joint Venture: 60% to VirExit and 40% to Early Ventures.

5. Duties and Powers of Joint Venturers

•	VirExit is responsible for sales and marketing.
•	Early Ventures is responsible for coordination with the end manufacturer and installation.

6. Confidential Information

The Agreement includes provisions for handling Confidential Information, Technology, Technology Improvements, and Intellectual Property Rights.

7. Deadlock Resolution and Transfers of Interests

The Agreement outlines procedures for resolving deadlocks between the Joint Venturers and restrictions on transferring interests without prior written consent from the other party.

8. Termination

Upon termination or dissolution of the Joint Venture, the assets will be liquidated, and proceeds will be distributed according to the Joint Venturers' interests.

9. Governing Law

The Agreement is governed by the laws of the State of Washington.

Demonstrated Onsite 3rd Party Lab Tested Effectiveness of the MaxClean 756 Air and Surface Purification

MaxClean Clean Global 756, LLC conducted a test pilot study with a school in Minneapolis, MN to evaluate the effectiveness of the MaxClean 756 Air and Surface Purification system. The study measured airborne and surface microbial contamination before and during the treatment with MaxClean 756. The detailed results are summarized as follows:

A. Air Sample Analysis

•	Pre-Treatment (March 28, 2023): Airborne microbial contamination levels were significantly higher than acceptable standards, with an average of 631 CFU/m3 (colony-forming units per cubic meter) inside the school.
•	In-Treatment (May 1, 2023): During treatment, the average microbial contamination decreased to 63 CFU/m3, demonstrating a 90.0% reduction.

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B. Surface Contact Swab Analysis

•	Pre-Treatment (March 28, 2023): Surface microbial contamination levels averaged 43.5 CFU/cm2 (colony-forming units per square centimeter), which is above acceptable levels.
•	In-Treatment (May 1, 2023): During treatment, the surface contamination levels decreased to an average of 4.3 CFU/cm2, showing a 90.1% reduction.

Target Quality Levels

•	Air quality is considered acceptable at levels below 100 CFU/m3.
•	Surface quality is considered acceptable at levels below 5 CFU/cm2.

The MaxClean 756 system significantly reduced both air and surface microbial contamination levels, bringing them within acceptable standards for school environments.

Description of Scientific Air Solutions 3rd Party Lab

Scientific Air Solutions is an independent laboratory specializing in testing and evaluating air and surface purification technologies. Their testing process is thorough and designed to ensure unbiased and accurate results. Here’s an overview of their 3rd party lab testing process:

1. Testing Environment Setup

•	Controlled Conditions: Tests are conducted in controlled environments to simulate real-world conditions while maintaining strict control over variables that could affect the outcomes.
•	Diverse Sample Locations: Samples are collected from various locations to ensure comprehensive coverage of different environments, such as schools, offices, and industrial sites.

2. Baseline Measurement

•	Initial Assessment: Before the introduction of any purification technology, baseline measurements of air and surface quality are taken. This includes measuring levels of volatile organic compounds (VOCs), particulate matter (PM2.5 and PM10), microbial contaminants (e.g., bacteria, fungi, viruses), and other pollutants.
•	Standards and Guidelines: Baseline measurements are compared against established standards and guidelines from organizations like the Environmental Protection Agency (EPA) and the World Health Organization (WHO).

3. Implementation of Purification Technology

•	Technology Installation: The air and surface purification technology being tested, such as the MaxClean 756, is installed according to manufacturer guidelines and recommendations.
•	Operational Monitoring: Continuous monitoring is carried out to ensure the technology is operating correctly and to detect any initial impact on air and surface quality.

4. Post-Installation Measurement

•	Air Quality Sampling: Air samples are collected using specialized equipment like the MB-1 air sampler. Samples are taken at regular intervals to measure the concentration of contaminants in the air.
•	Surface Swab Sampling: Surface samples are collected using swabs and sponges, which are then analyzed for microbial contamination.
•	Data Normalization: Results are normalized to standardized units, such as colony-forming units per cubic meter (CFU/m3) for air samples and CFU per square centimeter (CFU/cm2) for surface samples.

5. Data Analysis

•	Comparative Analysis: The data from post-installation measurements are compared to baseline data to assess the effectiveness of the purification technology.
•	Statistical Analysis: Advanced statistical methods are used to determine the significance of the observed changes in air and surface quality.
•	Percent Reduction Calculation: The percent reduction in contaminant levels is calculated to quantify the effectiveness of the technology.

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6. Reporting and Recommendations

•	Detailed Report: A comprehensive report is generated, detailing the testing methodology, results, and analysis. The report includes graphs, charts, and tables for easy interpretation of data.
•	Expert Recommendations: Based on the findings, Scientific Air Solutions provides recommendations for optimizing the use of the purification technology and suggestions for further improvements if needed.

7. Compliance and Certification

•	Standards Compliance: The report verifies whether the technology meets or exceeds industry standards for air and surface quality.
•	Certification: If the technology is proven effective, a certification of performance is issued, which can be used for marketing and compliance purposes.

Summary

Scientific Air Solutions’ 3rd party lab testing is a rigorous process that ensures accurate and reliable assessment of air and surface purification technologies. Their independent evaluations provide valuable data that can help organizations make informed decisions about implementing these technologies to improve indoor air quality.

Example Report Sections

A typical report from Scientific Air Solutions might include:

●	Executive Summary
●	Introduction and Objectives
●	Methodology
	○	Sampling Techniques
	○	Equipment Used
	○	Testing Conditions
●	Results
	○	Baseline Measurements
	○	Post-Installation Measurements
●	Discussion
	○	Analysis of Results
	○	Statistical Significance
●	Conclusion and Recommendations
●	Appendices
	○	Detailed Data Tables
	○	Calibration Certificates for Equipment

This structured approach ensures transparency and reliability in the testing and reporting process.

Virexit Technologies MaxClean 756 Air and Surface Purification Market Drivers

The U.S. indoor air quality market experiences significant growth, fueled by heightened awareness and increased investments, projected to surpass $11.9 billion by 2027 according to BCC Research. With rising health consciousness and regulatory concerns, key segments like air purifiers and ventilation systems thrive, making clean indoor air a booming industry across residential, industrial, and commercial sectors.

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Key Drivers of U.S. Indoor Air Quality Market

Growing Awareness and Demand: The increasing awareness among consumers about the importance of indoor air quality drives the demand for IAQ products. People are becoming more conscious of the impact of air pollutants on health, leading to a surge in interest for effective solutions.

Improving Business Economic Factors: Maintaining and upgrading aging infrastructure can be costly, but the health and productivity benefits of improved IAQ can outweigh these costs. Poor IAQ can lead to increased health issues, driving up healthcare costs and reducing productivity. Modern air quality systems are more energy-efficient, leading to cost savings over time.

Aging Building Infrastructure: Many older schools and public buildings have been identified as having poor air quality due to aging infrastructure. Investments in air quality improvements have shown significant health benefits for students and staff. Commercial real estate, such as the majority of older office buildings cause occupants of a building to experience acute health or comfort-related effects that seem to be linked directly to the time spent in the building. This is referred to as Sick Building Syndrome (SBS) and modern air quality technologies are being retrofitted to attract and retain tenants who are increasingly aware of IAQ issues.

Government Regulations: Supportive government regulations play a crucial role in improving indoor air quality. These regulations encourage the adoption of IAQ products and practices, ensuring healthier living and working environments.

Rising Air Pollution: The escalation of indoor air pollution due to various factors—such as emissions from household appliances, chemicals, and dust—has intensified the need for IAQ solutions. People seek ways to mitigate the adverse effects of poor air quality.

Black Mold Concerns: The potential dangers associated with black mold (Stachybotrys chartarum) have heightened the demand for IAQ products. Mold infestations can lead to respiratory issues and other health problems, prompting individuals to invest in mold prevention and remediation measures. Moisture control and water leaks in pipes and buildings contribute to mold growth and compromised air quality.

Bioterrorism Preparedness: Unexpected incidents like bioterrorism attacks underscore the importance of IAQ. In such emergencies, effective air filtration and purification systems become critical for safeguarding public health.

Respiratory Health: The prevalence of infectious respiratory diseases, including allergies, asthma, and respiratory infections, drives the adoption of IAQ solutions. Clean air is essential for preventing and managing these conditions.

Construction and Renovation Impact: During construction or renovation activities, dust, volatile organic compounds (VOCs), and other pollutants are released. IAQ measures become vital to minimize exposure during these processes.

Electronics and Off-Gassing: The proliferation of electronic equipment in homes and workplaces leads to off-gassing of chemicals. IAQ products help mitigate the impact of these emissions, ensuring healthier indoor environments.

Virexit Technologies MaxClean 756 Business Verticals Include: Schools, Colleges, Universities, Gyms, Fitness Centers, HealthCare Facilities, Government and Commercial Facilities, Places of Worship

MaxClean 756 Business Verticals Growth Strategy:

Schools, Colleges and Universities

Total Number of Operating US School Districts – 19,204

Total Number of Operating US Schools - 99,409 + Admin Facilities

Total Number of Students - 49,514,913

Total Number of School Admin and Instructional Staff – 6,795,470

Total Number of US Academic Colleges and Universities - 5916 with numerous facilities/dormitories

Source - https://nces.ed.gov/ccd/tables/202223_summary_2.asp

Source - https://nces.ed.gov/programs/digest/d23/tables/dt23_213.10.asp

Source - https://www.edsmart.org/how-many-colleges-are-in-the-us/

Objective: Implement the MaxClean 756 by Air and Surface Purification technology across school districts to improve indoor air quality, ensure the health and safety of students and staff, and enhance overall productivity and performance.

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Phase 1: Pilot Study

1.	Select a Third-Party Laboratory
○	Partner with a reputable third-party lab to conduct an independent assessment of the MaxClean 756 technology. This ensures unbiased verification of its effectiveness.
○	Example: Scientific Air Solutions or similar accredited laboratories.

2.	Design the Pilot Study
○	Select a representative sample of classrooms and common areas within a school.
○	Measure baseline indoor air and surface quality metrics including levels of VOCs, particulate matter, CO2, and microbial contamination. (pathogenic viruses, bacteria, toxic mold, fungi, etc)
○	Install MaxClean 756 units and conduct post-installation air and surface quality measurements via 3rd Party Lab Testing.
○	Collect and analyze data over a set period of interval time.

3.	Metrics for Evaluation
○	Airborne microbial contamination (CFU/m3)
○	Surface microbial contamination (CFU/cm2)
○	VOC levels
○	Particulate matter (PM2.5 and PM10)
○	Carbon dioxide levels

4.	Reporting
○	Compile data and present findings to the school district board.
○	Include visual aids like charts and graphs to illustrate improvements in air quality.
○	Obtain feedback and make necessary adjustments.

Phase 2: Test-Case Implementation in One School

1.	Selection of Test-Case School
○	Choose a school with a diverse range of facilities to represent various environmental conditions found across the district.

2.	Cost Savings and Occupant Benefit Metrics School Board can Track Post Installation
○	Compare energy consumption before and after the installation of MaxClean 756 units.
○	Calculate cost savings from reduced absenteeism and improved health of students and staff. (asthma triggering events, headaches, lethargy, allergies, level of concentration)
○	Assess maintenance costs and potential savings from extending the lifespan of HVAC systems due to reduced strain.

3.	Energy Efficiency Metrics School Board can Track Post Installation
○	Measure changes in energy consumption of HVAC systems.
○	Evaluate improvements in heating and cooling efficiency due to cleaner air filters and ducts.
○	Evaluate the quality of air exchanges during summer months when HVAC Systems energy is being conserved.
○	Track the reduction in energy costs attributed to more efficient air circulation.

4.	Productivity and Performance Metrics School Board can Track Post Installation
○	Track attendance rates and reduction in sick days among students and staff.
○	Conduct surveys to assess perceived air quality and overall comfort levels.
○	Measure improvements in student performance and concentration through standardized test scores and teacher feedback.
○	Decrease in expensive after school tutoring programs.

5.	Implementation Plan
○	Measure baseline indoor air and surface quality metrics including levels of VOCs, particulate matter, CO2, and microbial contamination. (pathogenic viruses, bacteria, toxic mold, fungi, etc) throughout school with 3rd Party Lab
○	Install MaxClean 756 units throughout the selected school to cover all high traffic areas.
○	Ensure proper education for school maintenance staff on the operation and maintenance of the units.
○	Monitor air quality continuously and conduct regular maintenance checks.

6.	School Board Reporting and Feedback after Monitoring Defined Metrics Over School Year.
○	Present interim and final reports to the school district board members..
○	Include detailed cost-benefit analysis, energy efficiency improvements, and productivity gains.
○	Review findings and trends and communicate data metrics with all district board members at large.

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Phase 3: Full Adoption Across the School District

1.	Review Positive Metrics from Test-Case School
○	Confirm the effectiveness and value of MaxClean 756 technology based on data collected from the test-case school.
○	Highlight key improvements in air quality, energy efficiency, cost savings, and productivity.

2.	Develop a District-Wide Implementation Plan
○	Create a phased rollout plan to install MaxClean 756 units in all schools and facilities within the district.
○	Prioritize schools based on need and available budget.

3.	Budget and Funding
○	Prepare a detailed budget outlining the costs of full implementation.
○	Explore funding options such as government grants, bonds, or partnerships with health and environmental organizations.

4.	Communication and Training
○	Develop a communication plan to inform all stakeholders, including parents, teachers, and staff, about the benefits of the MaxClean 756 technology.
○	Provide training sessions for maintenance staff at each school.

5.	Ongoing Monitoring and Maintenance
○	Establish a schedule for regular air quality monitoring and equipment maintenance.
○	Create a feedback loop to continually assess the performance and make necessary adjustments.

Implementing the MaxClean 756 by technology in school districts is a multi-phase process that begins with a pilot study, progresses to a test-case implementation, and culminates in full adoption across the district. By systematically evaluating air quality improvements, cost savings, energy efficiency, and productivity gains, school districts can make informed decisions to ensure the long-term health and safety of their students and staff.

MaxClean 756 for Long Term Care Facilities Growth Strategies

As of 2024, there are approximately 65,600 regulated long-term care facilities in the United States. These facilities encompass various types of care environments, including nursing homes, assisted living facilities, and other residential care communities. The demand for long-term care facilities is driven by an aging population, increasing life expectancies, and a higher prevalence of chronic health conditions among the elderly

These facilities provide critical services to a growing number of older adults, many of whom require assistance with daily activities and medical care. The long-term care industry is expected to continue expanding to accommodate the needs of the aging baby boomer generation and the subsequent increase in the elderly population

VHCA-VCAL Trade Show Overview (https://www.vhca.org/events/exhibitor-sponsorship-information/)

The Virginia Health Care Association-Virginia Center for Assisted Living (VHCA-VCAL) Trade Show is a premier event for businesses to present their services and products to decision-makers, purchasing officers, and other key stakeholders in Virginia's nursing centers and assisted living communities. This trade show provides an excellent platform for businesses to showcase innovative solutions, network with industry professionals, and engage directly with potential clients and partners.

VHCA-VCAL Trade Show Plan for Engaging Decision-Makers, Purchasing Officers, and other Key Stakeholders

1. Pre-Show Preparation

1.	Define Objectives:
○	Set clear goals for the trade show, such as the number of leads to generate, partnerships to establish, or sales targets to achieve.
○	Identify key decision-makers and potential clients attending the show.

2.	Develop Marketing Materials:
○	Create brochures, flyers, and banners that highlight the benefits and features of MaxClean 756.
○	Prepare case studies, testimonials, and data sheets that demonstrate the effectiveness of MaxClean 756 in improving air quality in similar settings.

3.	Proactive Engagement:
○	Reach out to key decision-makers, purchasing officers, and influencers beforehand to schedule meetings during the trade show.
○	Utilize social media, email campaigns, and the event’s networking platform to connect with attendees.

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2. Booth Presentation and Engagement

1.	Booth Design and Setup:
○	Design an attractive and professional booth that clearly displays the MaxClean 756 brand and messaging.
○	Include interactive elements such as live demonstrations, video presentations, and air quality monitoring displays to attract and engage visitors.

2.	Staff Training:
○	Ensure that booth staff are well-trained and knowledgeable about MaxClean 756 products and services.
○	Prepare them to answer questions, conduct demonstrations, and engage in meaningful conversations with attendees.

3.	Engagement Activities:
○	Offer use-cases of the MaxClean 756 system to showcase its effectiveness in similar enviroments.
○	Provide informative presentations or workshops on the importance of indoor air quality in long-term care facilities and the specific benefits of MaxClean 756.
○	Distribute promotional branded items to create a lasting impression.

3. Networking and Building Relationships

1.	Attend Networking Events:
○	Participate in networking sessions, workshops, and seminars to meet and engage with industry professionals.
○	Be proactive in initiating conversations and exchanging contact information with potential clients and partners.

2.	Leverage Social Media:
○	Use social media platforms to share updates, photos, and videos from the trade show.
○	Engage with attendees by using event hashtags and tagging relevant organizations and individuals.

3.	Follow-Up Strategy:
○	After the trade show, promptly follow up with leads and contacts made during the event.
○	Send personalized emails thanking them for visiting the booth, provide additional information, and schedule follow-up meetings or calls.

4. Measurement and Analysis

1.	Track Performance:
○	Monitor the number of visitors to the booth, the number of demonstrations conducted, and the leads generated.
○	Use lead tracking tools and CRM systems to organize and manage contacts.

2.	Evaluate ROI:
○	Assess the return on investment by comparing the trade show expenses with the revenue generated and new business opportunities created.
○	Gather feedback from booth staff and attendees to identify areas of improvement for future trade shows.

3.	Adjust Strategy:
○	Analyze the data collected and adjust strategies for future trade shows based on the insights gained.
○	Continuously improve the approach to maximize the effectiveness of trade show participation.

Planned participation in Trade Shows like VHCA-VCAL Trade Show presents a valuable opportunity for MaxClean 756 to connect with key decision-makers in Virginia's long-term care industry. By implementing a well-defined business strategy that includes thorough preparation, engaging booth presentation, proactive networking, and effective follow-up, MaxClean 756 can significantly enhance its presence in the market and drive business growth.

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VirExit Technologies Bloomberg - Fox Business National TV Campaign Package with New To The Street, LLC

On July 19, 2024 VirExit Technologies, Inc. agree upon the terms with New To The Street Group LLC for a comprehensive media campaign to be featured on Bloomberg and Fox Business networks. New To The Street is a television show that profiles public companies, markets their products and services, and provides business news. NewToTheStreetTV's YouTube channel (https://www.youtube.com/@NewtotheStreetTV/videos ) boasts over 1.1m+ followers The show airs on multiple US networks and has recently completed its 575th episode, celebrating 15 years in business.

The media campaign aims to enhance the Company's visibility and engagement with investors and customers through a strategic combination of TV interviews, commercials, social media outreach, and digital distribution. Key components of the campaign include:

1.	Four HD interviews conducted at NASDAQ/NYSE or via Zoom, each 5-7 minutes in duration.
2.	Two broadcasts on Bloomberg, reaching approximately 124 million households.
3.	Two broadcasts on Fox Business, reaching approximately 95 million households.
4.	Eight NASDAQ Special Tech reports for Fox, ABC, NBC, and CBS morning and evening business news.
5.	160 commercials (30-second and 15-second) distributed across social media platforms.
6.	320+ social media clips from interviews shared on Twitter, Instagram, and LinkedIn.
7.	Four press releases announcing interview airings.
a.	To view an example: https://www.newtothestreet.com/new-to-the-street-announces-its-five-business-guest-interviews-episode-533-airs-on-the-fox-business-network-on-monday-november-27-2023-at-1030-pm-pt/
8.	Ongoing internet visibility for 6 months on www.newtothestreet.com.
9.	Comprehensive social media support and TV guide listings across networks.
10.	Bi-weekly strategy calls with the New To The Street team.
11.	Full access to edited interviews and commercial content for redistribution.
12.	Non-deal roadshow events with brokers, family offices, and high net-worth individuals.
13.	Two premium news tagging articles in major financial outlets.

The Company believes this strategic partnership will significantly boost its market presence and investor awareness expected over the coming months.

The agreement with Early Ventures Group is attached hereto as Exhibit 99.1

The full lab report, including detailed data and analysis, is attached hereto via link to Virexit Technologies website as Exhibit 99.2.

July 18, 2024 Accesswire Press Release attached hereto via link as Exhibit 99.3

The Pitch Deck for New To the Street Group LLC, attached hereto via link to Virexit Technologies website as Exhibit 99.4

The MaxClean 756 PoC proposal framework is attached hereto via link to Virexit Technologies website as Exhibit 99.5

The previously stated and foregoing summaries do not purport to describe all material terms of each such described under 8.01 item. This report contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the of the Securities Exchange Act of 1934, including statements that include the words believe, expects, anticipates, plan, or similar expressions. Such forward-looking statements involve known and unknown risks, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements.

The information in this Current Report on Form 8-K with respect to Item 8.01 (including the agreements, lab report, and press release attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5) is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K (including Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5) will not be deemed an admission as to the materiality of any information contained herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Joint Venture Agreement dated May 5, 2024, between VirExit Technologies Inc. and Early Ventures Group.

99.2

MaxClean 756’s Pre and In-Treatment Air and Surface Lab Report - School Test Pilot (link -https://virexittechnologies.com/wp-content/uploads/2024/07/MaxClean-3rd-Party-Lab-Report-Pre-and-In-Treatment-Air-and-Surface-Report-–-Test-Pilot.pdf to lab report)

99.3

July 18, 2024 Accesswire Press Release –  https://www.accesswire.com/889575/virexit-technologies-secures-landmark-agreement-for-maxclean-756-air-and-surface-purification-system-test-pilot-in-major-us-school-district-enhancing-indoor-air-and-mitigation-of-bacteria-viruses-toxic-molds-fungi-and-vocs-to-optimize-occupants

99.4	New To the Street Group LLC Pitch Deck Version 2.0 2024 - https://virexittechnologies.com/wp-content/uploads/2024/07/Media-New-To-The-Street-Pitch-Deck-2024-1-1-1.pdf

99.5	MaxClean 756 PoC Proposal Framework Example - https://virexittechnologies.com/wp-content/uploads/2024/07/MaxClean-PoC-Proposal-for-Schools-7-27-23_Redacted-2.pdf

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VirExit Technologies Inc

Date: July 25, 2024	By:	/s/ James C Katzaroff
Name: James C Katzaroff Title: Chief Executive Officer

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